Exhibit 10.3
AMENDMENT NUMBER FIVE
TO THE
HENRY SCHEIN, INC.
1994 STOCK INCENTIVE PLAN
(As Amended and Restated Effective as of March 27, 2007)

WHEREAS, Henry Schein, Inc. (the “Company”) maintains the Henry Schein, Inc. 1994 Stock Incentive Plan (as amended and restated effective as of March 27, 2007), as amended (the “Plan”);

WHEREAS, pursuant to Section 13 of the Plan, the Company has reserved the right to amend the Plan;

WHEREAS, the Company desires to amend the Plan to define the duration of stockholder authorization for grants to French participants in order to comply with applicable French legal requirements as commented by the French tax administration guidelines and ensure eligibility for favorable tax and social security treatment for awards made to French participants; and

WHEREAS, pursuant to Section 13 of the Plan, approval by the Company’s stockholders is required with respect to this amendment.

NOW, THEREFORE, the Plan is hereby amended effective as of March 9, 2011, subject to stockholder approval at the 2011 annual stockholders’ meeting, as follows:

1.	The following sentences are hereby added to the end of Section 3 of the Plan as follows:

“Without limiting the foregoing or Section 5, subject to stockholder approval of the Plan at the 2011 Annual Stockholders' Meeting, no Award shall be granted to a Key Employee or Consultant who is a resident of France or subject to the social security scheme in France (a “French Participant”) on or after the fifth anniversary of stockholder approval of this amendment, unless: (i) the stockholders approve a new term for Awards to French Participants after such five year term; or (ii)  this limitation is not required under applicable French law, regulation or other authority.”

2.	Except as amended hereby and expressly provided herein, the Plan shall remain in full force and effect.

IN WITNESS WHEREOF, this amendment has been executed March 9, 2011.
HENRY SCHEIN, INC.

By:	/s/ Michael S. Ettinger
Name: Michael S. Ettinger
Title: Senior Vice President